Press Release

Vuzix Announces $200,000 Private Placement Financing

ROCHESTER, NEW YORK (July 16, 2013) - Vuzix Corporation (TSX-V: VZX, OTC:BB: VUZI, FMB: V7X) (“Vuzix” or, the “Company”), a leading supplier of Video Eyewear and smart glasses products in the consumer, commercial and entertainment markets, reported today that on July 15, 2013, it entered into definitive documents for the sale of a $200,000 16% Senior Secured Convertible Debenture, in a private placement transaction, pursuant to the terms of a securities purchase agreement with Hillair Capital Investments L.P. (“Hillair”). Repayment of the original principal amount of the Debenture is due as follows: $50,000 on each of February 1, 2014, May 1, 2014 and August 1, 2014 and $12,500 on each of August 1, 2015, August 1, 2016, August 1, 2017 and March 21, 2018. The Debenture has a maturity date of March 21, 2018. The Debenture is convertible into common stock at an initial conversion price of $5.24 per share, subject to adjustment, and is secured by all the present and future assets of the Company and its subsidiaries pursuant to the security agreement, pledge agreement and subsidiary guaranty, each dated as of March 27, 2013. In addition, the Company also agreed to issue a warrant to Hillair to purchase up to 38,168 shares of the Company’s common stock. The warrants have an exercise price of $5.24 per share and are exercisable from the date of issuance until March 21, 2018. The closing of the transaction was subject to approval of the TSX Venture Exchange, which was received on July 15, 2013, and satisfaction of customary closing conditions.

Further details of the private placement financing will be available in the Company’s Form 8-K to be filed with the SEC by the Company and all of the transaction documents will be filed as exhibits to the Form 8-K.

The securities offered in the private placement financing have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors.

This release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any securities of the Company where such offer, solicitation or sale would be unlawful prior to the registration or qualification under applicable securities laws.

About Vuzix Corporation

Vuzix is a leading supplier of Video Eyewear products in the consumer, commercial and entertainment markets. The Company’s products, personal display devices that offer users a portable high quality viewing experience, provide solutions for mobility, wearable displays and virtual and augmented reality. Vuzix holds 32 patents and has additional patents pending and numerous IP licenses in the Video Eyewear field. The company has won Consumer Electronics Show (or CES) awards for innovation for the years 2005 to 2013 and several wireless technology innovation awards, among others. Founded in 1997, Vuzix is a public company (TSX-V:VZX - News, OTC:BB: VUZI, FMB: V7X) with offices in Rochester, NY, Oxford, UK and Tokyo, Japan. For more information visit www.vuzix.com.

Forward-Looking Statements Disclaimer

Certain statements contained in this release are “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward looking statements contained in this release relate to the closing of the private placement financing, among other things, and the Company’s leadership in the Video Eyewear industry. They are generally identified by words such as “believes,” “may,” “expects,” “anticipates,” “should” and similar expressions. Readers should not place undue reliance on such forward-looking statements, which are based upon the Company’s beliefs and assumptions as of the date of this release. The Company’s actual results could differ materially due to risk factors and other items described in more detail in the “Risk Factors” section of the Company’s Annual Reports and MD&A filed with the United States Securities and Exchange Commission and applicable Canadian securities regulators (copies of which may be obtained at www.sedar.com or www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further Investor Information, please contact:

Vuzix Corporation

75 Town Centre Drive

Rochester, NY 14623 USA

Investor Information – Grant Russell

IR@Vuzix.com

Tel: +1 (585) 359-7562

Vuzix.com